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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference of our firm under the captions "Experts" and to use of our report dated February 6, 1997 related to the consolidated financial statements of Sequana Therapeutics, Inc. incorporated by reference in the Joint Proxy/Prospectus of Arris Pharmaceutical Corporation, that is made a part of the Registration Statement (Form S-4) for the registration of shares of its common stock.

                                       /s/ Ernst & Young LLP

San Diego, California
November 24, 1997